EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

                We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Gilat Satellite Networks Ltd. 2003 Stock Option Plan, of our report dated February 16, 2004, with respect to the consolidated financial statements of Gilat Satellite Networks Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay and Kasierer
Kost, Forer, Gabbay and Kasierer
Certified Public Accountants
A member of Ernst & Young Global

Tel Aviv, Israel
March 24, 2004